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                                                                    Exhibit 23.4

Board of Directors
FNB Financial Corporation
60 West Main Street
Shelby, OH 44875

Dear Members of the Board:

         We hereby consent to the inclusion of our opinion letter dated August 4, 2004 to the Board of Directors of FNB Financial Corporation ("FNB Financial") as Appendix C to, and to the references thereto, as well as the use of our name, under the captions "SUMMARY," "PROPOSED MERGER-FNB Background and Reasons for the Merger" and "PROPOSED MERGER-Fairness Opinion of Friedman Billings Ramsey" in the Proxy Statement/Prospectus of FNB Financial and First Citizens Banc Corp. ("First Citizens") relating to the proposed merger involving FNB Financial and First Citizens, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of First Citizens. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                     /s/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.




Arlington, VA
August 4, 2004